UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 12, 2011

BUNGE LIMITED

(Exact name of Registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-16625 Commission File Number	98-0231912 (I.R.S. Employer Identification Number)

50 Main Street White Plains, New York (Address of principal executive offices)	10606 (Zip code)

(914) 684-2800
(Registrant’s telephone number, including area code)

N.A.
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 13, 2011, Bunge Limited issued a press release announcing the appointment of James T. Hackett as an independent director of Bunge Limited, effective November 1, 2011.  Mr. Hackett will serve on the Audit Committee and the Compensation Committee of the Board of Directors.  A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

Mr. Hackett, age 57, is Chairman and Chief Executive Officer of Anadarko Petroleum Corporation, a leading independent oil and gas exploration and production company.  Prior to joining Anadarko in 2003, Mr. Hackett was President and Chief Operating Officer of Devon Energy Corporation following Devon’s merger with Ocean Energy, Inc.  Previously, he was Chairman and Chief Executive Officer of Ocean Energy, and served as Chairman and Chief Executive Officer of Seagull Energy Corporation prior to its merger with Ocean Energy.

In connection with the appointment of Mr. Hackett to the Board of Directors, he will receive compensation for his services as a director consistent with that provided to Bunge Limited’s other non-employee directors.  Also, in accordance with Bunge Limited’s 2007 Non-Employee Directors’ Equity Incentive Plan, the Board of Directors granted Mr. Hackett 3,450 restricted stock units effective as of November 1, 2011, which will vest in full on the third anniversary of the grant date.

With the appointment of Mr. Hackett, Bunge Limited’s Board of Directors will consist of eleven directors.

Item 9.01                                             Financial Statements and Exhibits.

(d)                     Exhibits

Exhibit No.	Description

99.1	Press Release, dated October 13, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 13, 2011

BUNGE LIMITED

By:	/s/ Carla Heiss
	Name:	Carla Heiss
	Title:	Assistant General Counsel and
Secretary

EXHIBITS

Exhibit No.	Description

99.1	Press Release, dated October 13, 2011